STOCK OPTION AGREEMENT

AGREEMENT, dated as of October 1, 2007, by and between Juniper Content Corporation, a Delaware corporation (“Company”) with principal offices located at 521 5th Avenue, Suite 822, New York, NY 10175, and Herbert J. Roberts (“Executive”) residing at 51 Manor Pond Lane, Irvington, New York 10533.

WHEREAS, on September 14, 2007, Executive entered into an employment agreement (“Employment Agreement”) with the Company;

WHEREAS, pursuant to the Employment Agreement and pursuant to the Company’s 2006 Long-Term Incentive Plan (“Plan”), the Board of Directors (“Board”) of the Company authorized the grant to the Executive of an option (“Option”) to purchase an aggregate of 125,000 shares of the authorized but unissued common stock of the Company, $.0001 par value (“Common Stock”), conditioned upon the Executive’s acceptance thereof upon the terms and conditions set forth in this Agreement and subject to the terms of the Plan (capitalized terms used herein and not otherwise defined have the meanings set forth in the Plan); and

WHEREAS, the Executive desires to acquire the Option on the terms and conditions set forth in this Agreement and subject to the terms of the Plan;

IT IS AGREED:

1. Grant of Stock Option. The Company hereby grants to the Executive the right and option to purchase all or any part of an aggregate of 125,000 shares of the Common Stock (“Option Shares”) on the terms and conditions set forth herein and subject to the provisions of the Plan.

2. Incentive Stock Option. The Option represented hereby is intended to be an Option that qualifies as an “Incentive Stock Option” under Section 422 of the Internal Revenue Code of 1986, as amended (“Code”), but only to the extent allowable under the Code. Any option which cannot be Incentive Options under the Code shall be Non-Incentive Options.

3. Exercise Price. The exercise price (“Exercise Price”) of the Option is $___ per share, subject to adjustment as hereinafter provided.

4. Exercisability. Subject to the terms and conditions of the Plan, this Option is exercisable as to 41,666 of the Option Shares on September 14, 2008, 41,667 of the Option Shares on September 14, 2009 and 41,667 of the Option Shares on September 14, 2010. After a portion of the Option becomes exercisable, it shall remain exercisable, subject to the provisions of the Plan, until the close of business on September 14, 2012 (“Exercise Period”). Notwithstanding anything to the contrary, the Option shall become fully exercisable with respect to all Option Shares if Employee’s employment is terminated (i) by the Company without “Cause” (as defined in the Employment Agreement) or (ii) by Executive for “Good Reason” (as defined in the Employment Agreement).

5. Method of Exercise.

5.1 Notice to the Company. The Option shall be exercised in whole or in part by written notice in substantially the form attached hereto as Exhibit A directed to the Company at its principal place of business accompanied by full payment as hereinafter provided of the exercise price for the number of Option Shares specified in the notice and of the Withholding Taxes, if any.

5.2 Delivery of Option Shares. The Company shall deliver a certificate for the Option Shares to the Executive as soon as practicable after payment therefor.

5.3 Payment of Purchase Price.

5.3.1 Cash Payment. The Executive shall make cash payments by wire transfer, certified or bank check or personal check, in each case payable to the order of the Company; the Company shall not be required to deliver certificates for Option Shares until the Company has confirmed the receipt of good and available funds in payment of the purchase price thereof.

5.3.2 Stock Payments. Provided that prior approval of the Company has been obtained, the Executive may use Common Stock of the Company owned by him to pay the purchase price for the Option Shares by delivery of stock certificates in negotiable form which are effective to transfer good and valid title thereto to the Company, free of any liens or encumbrances. Shares of Common Stock used for this purpose shall be valued at the Fair Market Value.

6. Effect of Termination of Employment.

6.1 Termination Due to Death or Disability. If Employee’s employment by the Company terminates by reason of death or disability, the Option, to the extent then exercisable pursuant to Section 4, may thereafter be exercised for a period of one year from the date of such death or disability or until the expiration of the Exercise Period, whichever is shorter.

6.2 Termination by the Company Without Cause or by Employee for “Good Reason”. Subject to Section 6.5, if Employee’s employment is terminated (i) by the Company without “Cause”, or (ii) by Employee for “Good Reason,” the Option, to its full extent as to all Option Shares in accordance with Section 4, may be exercised until the expiration of the Exercise Period.

6.3 Termination Due to Non-Renewal or Extension. Subject to Section 6.5, if Employee’s employment is terminated due to the failure to renew or extend the Employment Agreement, the Option, to the extent then exercisable pursuant to Section 4, may be exercised for a period of three months from the date of such termination or until the expiration of the Exercise Period, whichever is shorter.

6.4 Other Termination. If Employee’s employment is terminated for any reason other than (i) death, (ii) disability, (iii) non-renewal or extension, (iv) without “Cause” by the Company, (v) by Employee for “Good Reason” or (vi) the expiration of the term of the Employment Agreement with renewal or extension, the Option shall expire on the date of termination of employment.

6.5 Option Null and Void. If, after the term of Employee’s employment with the Company, Employee engages in activity that violates Section 4 of the Employment Agreement (to the extent such section is applicable), the Board, in its sole discretion, may annul any award granted hereunder and require Employee to return to the Company the economic benefit received by Employee of any Option Shares purchased hereunder by Employee during the period beginning on the date that is six months prior to the date of termination.

7. Withholding Tax. Not later than the date as of which an amount first becomes includible in the gross income of Employee for Federal income tax purposes with respect to the Option, Employee shall pay to the Company, or make arrangements satisfactory to the Board regarding the payment of, any Federal, state and local taxes of any kind required by law to be withheld or paid with respect to such amount (“Withholding Tax”). The obligations of the Company pursuant to this Agreement shall be conditional upon such payment or arrangements with the Company and the Company shall, to the extent permitted by law, have the right to deduct any Withholding Taxes from any payment of any kind otherwise due to Employee from the Company.

8. Adjustments. In the event of any change in the shares of Common Stock of the Company as a whole occurring as the result of a common stock split or reverse split, combination or exchange of shares, or other extraordinary or unusual event occurring after the grant of the Option, the Board shall determine, in its sole discretion, whether such change equitably requires an adjustment in the terms of this Option. Any such adjustments will be made by the Board, whose determination will be final, binding and conclusive.

9. Company Representations. The Company hereby represents and warrants to the Executive that:

(i) the Company, by appropriate and all required action, is duly authorized to enter into this Agreement and consummate all of the transactions contemplated hereunder; and

(ii) the Option Shares, when issued and delivered by the Company to the Executive in accordance with the terms and conditions hereof, will be duly and validly issued and fully paid and non-assessable.

10. Executive Representations. The Executive hereby represents and warrants to the Company that:

(i) he is acquiring the Option and shall acquire the Option Shares for his own account and not with a view towards the distribution thereof;

(ii) he has received a copy of the Plan as in effect as of the date of this Agreement;

(iii) he has received a copy of all reports and documents required to be filed by the Company with the Securities and Exchange Commission pursuant to the Exchange Act, within the last 24 months and all reports issued by the Company to its stockholders;

(iv) he understands that he must bear the economic risk of the investment in the Option Shares, which cannot be sold by him unless they are registered under the Securities Act of 1933 (“1933 Act”) or an exemption therefrom is available thereunder and that the Company is under no obligation to register the Option Shares for sale under the 1933 Act;

(v) in his position with the Company, he has had both the opportunity to ask questions and receive answers from the officers and directors of the Company and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder and to obtain any additional information to the extent the Company possesses or may possess such information or can acquire it without unreasonable effort or expense necessary to verify the accuracy of the information obtained pursuant to clause (iii) above;

(vi) he is aware that the Company shall place stop transfer orders with its transfer agent against the transfer of the Option Shares in the absence of registration under the 1933 Act or an exemption therefrom as provided herein;

(vii) if, at the time of issuance of the Option Shares, the issuance of such shares have not been registered under the 1933 Act, the certificates evidencing the Option Shares shall bear the following legends:

“The shares represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933. The shares may not be sold or transferred in the absence of such registration or an exemption therefrom under said Act.”

“The shares represented by this certificate have been acquired pursuant to a Stock Option Agreement dated as of October 1, 2007, a copy of which is on file with the Company, and may not be transferred, pledged or disposed of except in accordance with the terms and conditions thereof.”

(viii) he is aware of and understands that he is subject to the Company’s Insider Trading Policy and has received a copy of such policy as of the date of this Agreement.

11. Nonassignability. The Option shall not be assignable or transferable, except by will or by the laws of descent and distribution in the event of the death of the Executive. Notwithstanding the foregoing, the Executive, with the approval of the Board, may transfer all or a portion of the Option (i) (A) by gift, for no consideration, or (B) pursuant to a domestic relations order, in either case, to or for the benefit of the Executive’s “Immediate Family” (as defined below), or (ii) to an entity in which the Executive and/or members of Executive’s Immediate Family own more than fifty percent of the voting interest, in exchange for an interest in that entity, subject to such limits as the Board may establish and the execution of such documents as the Board may require, and the transferee shall remain subject to all the terms and conditions applicable to the Option prior to such transfer. The term “Immediate Family” shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, any person sharing the Executive’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent beneficial interest, and a foundation in which these persons (or the Executive) control the management of the assets.

12. Restriction on Transfer of Option Shares. Anything in this Agreement to the contrary notwithstanding, the Executive hereby agrees that he shall not sell, transfer by any means or otherwise dispose of the Option Shares acquired by him without registration under the 1933 Act, or in the event that they are not so registered, unless (i) an exemption from the 1933 Act registration requirements is available thereunder, (ii) the Executive has furnished the Company with notice of such proposed transfer and the Company’s legal counsel, in its reasonable opinion, shall deem such proposed transfer to be so exempt, and (iii) such transfer is in compliance with the Company’s Insider Trading Policy, as in effect at such time.

13. Miscellaneous.

13.1 Notices. All notices, requests, deliveries, payments, demands and other communications which are required or permitted to be given under this Agreement shall be in writing and shall be either delivered personally or sent by registered or certified mail, or by private courier to the parties at their respective addresses set forth herein, or to such other address as either party shall have specified by notice in writing to the other. Notice shall be deemed duly given hereunder when delivered or mailed as provided herein.

13.2 Conflicts with the Plan. In the event of a conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall in all respects be controlling.

13.3 Executive and Stockholder Rights. The Executive shall not have any of the rights of a stockholder with respect to the Option Shares until such shares have been issued after the due exercise of the Option. Nothing contained in this Agreement shall be deemed to confer upon Executive any right to continued employment with the Company or any subsidiary thereof, nor shall it interfere in any way with the right of the Company to terminate Executive pursuant to the Employment Agreement.

13.4 Waiver. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach.

13.5 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. This Agreement may not be amended except by writing executed by the Executive and the Company.

13.6 Binding Effect; Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto and, to the extent not prohibited herein, their respective heirs, successors, assigns and representatives. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto and as provided above, their respective heirs, successors, assigns and representatives any rights, remedies, obligations or liabilities.

13.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without regard to choice of law provisions).

13.8 Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the day and year first above:

JUNIPER CONTENT CORPORATION
By:
Name:	Stuart B. Rekant
Title:	Chairman and Chief Executive Officer

EXECUTIVE

HERBERT J. ROBERTS

EXHIBIT A

FORM OF NOTICE OF EXERCISE OF OPTION

DATE

Juniper Content Corporation

521 5th Avenue, Suite 822

New York, NY 10175

Attention: Board of Directors

Re:	Purchase of Option Shares

Gentlemen:

In accordance with my Stock Option Agreement dated as of October 1, 2007 with Juniper Content Corporation (“Company”), I hereby irrevocably elect to exercise the right to purchase _________ shares of the Company’s common stock, par value $.0001 per share (“Common Stock”), which are being purchased for investment and not for resale.

As payment for my shares, enclosed is (check and complete applicable box[es]):

☐	a [personal check] [certified check] [bank check] payable to the order of “Juniper Content Corporation” in the sum of $_________;
☐	confirmation of wire transfer in the amount of $_____________; and/or
☐

with the consent of the Company, a certificate for __________ shares of the Company’s Common Stock, free and clear of any encumbrances, duly endorsed, having a Fair Market Value (as such term is defined in the 2006 Long-Term Incentive Plan of $_________.

I hereby represent and warrant to, and agree with, the Company that:

(i) I am acquiring the Option Shares for my own account, for investment, and not with a view towards the distribution thereof;

(ii) I have received a copy of the Plan and all reports and documents required to be filed by the Company with the Commission pursuant to the Exchange Act within the last 24 months and all reports issued by the Company to its stockholders;

(iii) I understand that I must bear the economic risk of the investment in the Option Shares, which cannot be sold by me unless they are registered under the Securities Act of 1933 (“1933 Act”) or an exemption therefrom is available thereunder and that the Company is under no obligation to register the Option Shares for sale under the 1933 Act;

(iv) in my position with the Company, I have had both the opportunity to ask questions and receive answers from the officers and directors of the Company and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder and to obtain any additional information to the extent the Company possesses or may possess such information or can acquire it without unreasonable effort or expense necessary to verify the accuracy of the information obtained pursuant to clause (ii) above;

(v) my rights with respect to the Option Shares shall, in all respects, be subject to the terms and conditions of the Company’s 2007 Long-Term Incentive Plan and the Ageement;

(vi) I am aware that the Company shall place stop transfer orders with its transfer agent against the transfer of the Option Shares in the absence of registration under the 1933 Act or an exemption therefrom as provided herein;

(vii) if, at the time of issuance of the Option Shares, the issuance of such shares have not been registered under the 1933 Act, the certificates evidencing the Option Shares shall bear the following legends:

“The shares represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933. The shares may not be sold or transferred in the absence of such registration or an exemption therefrom under said Act.”

“The shares represented by this certificate have been acquired pursuant to a Stock Option Agreement dated as of October 1, 2007, a copy of which is on file with the Company, and may not be transferred, pledged or disposed of except in accordance with the terms and conditions thereof

(viii) I am aware of and understand that I am subject to the Company’s Insider Trading Policy and have received a copy of such policy as of the date of this Agreement. I agree that I will not sell, transfer by any means or otherwise dispose of the Option Shares acquired by me hereby except in accordance with such Insider Trading Policy.

Kindly forward to me my certificate at your earliest convenience.

Very truly yours,

(Signature)	(Address)

(Print Name)

(Social Security Number)